As filed with the Securities and Exchange Commission on April 10, 1998
                                                             Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                 MICROAGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                         86-0321346
     (State or Other Jurisdiction                             (I.R.S. Employer
           of Incorporation)                                 Identification No.)


2400 South MicroAge Way, Tempe, Arizona,                          85252-1896
(Address of Principal Executive Offices)                          (Zip Code)


                   MICROAGE, INC. 1995 DIRECTOR INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF APRIL 1, 1998)
                            (Full Title of the Plan)

James H. Domaz                                       Copy to:
Corporate Counsel                                    Matthew P. Feeney
MicroAge, Inc.                                       SNELL & WILMER
2400 South MicroAge Way                              One Arizona Center
Tempe, Arizona 85282-1896                            Phoenix, Arizona 85004-0001
                     (Name and Address of Agent For Service)

                                 (602) 366-2000
           Telephone Number, Including Area Code, of Agent For Service

                         CALCULATION OF REGISTRATION FEE





                                 Proposed       Proposed
    Title of                      Maximum        Maximum
   Securities        Amount      Offering       Aggregate      Amount of
     To Be          To Be         Price         Offering     Registration
   Registered      Registered   Per Share(1)     Price(1)         Fee
   ----------      ----------   ------------    ---------    ------------
Common Stock        170,000       $13.31       $2,262,700     $667.50(2)
($.01 par value
per share)


-------------------------

1 Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices for shares of Common Stock on April 9, 1998.

2 Pursuant to Rule 429 of the Securities Act, a combined prospectus relating to the 170,000 shares of Common Stock registered hereby and 80,000 shares of Common Stock registered on April 28, 1995 pursuant to Registration No. 33-58899 will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act. The previously-paid filing fees associated with the referenced securities registered under Registration No. 33-58899 totaled $260.67.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.       Incorporation of Certain Documents by Reference.
              -----------------------------------------------

              The following documents have been filed by MicroAge, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference:

              1. Annual Report on Form 10-K for the fiscal year ended November 2, 1997.

              2. Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 1998.

              3. The description of the Registrant's Common Stock included in Registration Statements on Form 8-A dated June 12, 1987 (as amended on August 5, 1993, March 28, 1994, and December 30, 1994), February 24, 1989 (as amended on March 28, 1994 and December 30, 1994), and December 30,
                      1994.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.  Not applicable.
              -------------------------

Item 5.       Interests of Named Experts and Counsel.  Not applicable.
              --------------------------------------

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

              Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article IX of the Registrant's Restated Certificate of Incorporation, as amended, and Article VII of the By-laws of the Registrant, the Registrant shall, to the fullest extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. The provisions of Article VII of the By-laws of the Registrant and
Article IX of the Registrant's Restated Certificate of Incorporation, among other matters, require the Registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment). Article VII of the By-laws of the Registrant and Article IX of the Registrant's Restated Certificate of Incorporation provide that the right to indemnification is a contract right and that advances of expenses incurred in defending a proceeding are mandatory, provided that if required by the Delaware GCL, the person seeking such advances furnishes an undertaking to the Registrant to repay all amounts so advanced if it shall be determined by a final adjudication that the person who received such expenses is not entitled to be indemnified. Article VII of the By-laws of the Registrant and Article IX of the Registrant's Restated Certificate of Incorporation also expressly provide that any person claiming indemnification may sue the Registrant for payment of amounts due, that the Registrant in such case will have the burden of proving that the claimant has not met the standards of conduct which make it permissible to indemnify the person for the amount claimed under the Delaware GCL (except in the case of a claim for advancement of expenses, where the required undertaking, if any, has been tendered, in which case it shall not be a defense that the person has not met the applicable standards of conduct) and that neither the failure by the Registrant to have made a determination that indemnification is proper, nor an actual determination by the Registrant that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

              The Registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the Registrant's Restated Certificate of Incorporation, as amended and its By-laws and to fund certain payments that the Registrant may be required to make under any such provisions. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              -----------------------------------

Item 8.       Exhibits.
              --------

              Exhibit No.      Description
              -----------      -----------

              5                Opinion of Snell & Wilmer L.L.P.

              23.1             Consent of Price Waterhouse LLP

              23.2 Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5).

              24               Power of Attorney (included in signature pages).

Item 9.       Undertakings.
              ------------

              (a) The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include  any  prospectus  required by Section
                     10(a)(3) of the Securities Act of 1933;

                            (ii) To  reflect  in the  prospectus  any  facts  or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3)  To   remove   from   registration   by   means   of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 1, 1998.

                                        MICROAGE, INC.


                                        By:  /s/ Jeffrey D. McKeever
                                             -----------------------------------
                                             Jeffrey D. McKeever
                                             Chairman of the Board
                                             and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jeffrey D. McKeever and James R. Daniel, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this Registration Statement.

                  Signature                               Title                            Date
                  ---------                               -----                            ----

By:      /s/ Jeffrey D. McKeever               Director, Chairman of the               April 1, 1998
         ---------------------------------     Board, Chief Executive Officer
         Jeffrey D. McKeever                   (Principal Executive Officer)

By:      /s/ William H. Mallender              Director                                April 1, 1998
         ---------------------------------
         William H. Mallender

By:      /s/ Steven G. Mihaylo                 Director                                April 1, 1998
         ---------------------------------
         Steven G. Mihaylo

By:      /s/ Cyrus F. Freidheim, Jr.           Director                                April 1, 1998
         ---------------------------------
         Cyrus F. Freidheim, Jr.

By:      /s/ Lynda M. Applegate                Director                                April 1, 1998
         ---------------------------------
         Lynda M. Applegate

By:      /s/ Roy A. Herberger, Jr.             Director                                April 1, 1998
         ---------------------------------
         Roy A. Herberger, Jr.

By:      /s/ James R. Daniel                   Senior Vice President, Chief            April 1, 1998
         ---------------------------------     Financial Officer, and
         James R. Daniel                       Treasurer (Principal Financial
                                               Officer)

By:      /s/ Raymond L. Storck                 Vice President, Controller, and         April 1, 1998
         --------------------------------      Assistant Treasurer (Principal
         Raymond L. Storck                     Accounting Officer)